News Release

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DOUGLAS LAKE COMPLETES AIRBORNE SURVEY ON ITS 800 KM2 HANDENI PROPERTY

Vancouver, British Columbia, October 4, 2011 -- Douglas Lake Minerals Inc. (the "Company" or "Douglas Lake") (OTCBB: DLKM) is pleased to announce the completion of a Helicopter-borne Electromagnetic and Radiometric Survey on all 800 square kilometres of its 100% owned Handeni Properties by FUGRO Airborne Surveys.

"Our latest airborne survey clearly outlined the fundamentals of our long term exploration plan as well as added greater definition to our already existing targets. The survey turned out to be an invaluable tool in our exploration effort to effectively create targets over a vast property. It is evident that we will be exploring quality targets on our licenses for an extended period of time," stated Dr. Reyno Scheepers, President and Managing Director of DLM Tanzania Ltd.

The survey was conducted over the entire Douglas Lake Minerals licence areas at 200 meter spaced flight lines in a north-south direction using FUGRO's HELITEM helicopter based time-domain electromagnetic system.

Electromagnetic as well as radiometric data for K (Potassium), U (Uranium), Th (Thorium) as well as total count was collected simultaneously for the 4740 line kilometers flown. These radio elements helped to define sub-surface geological features and pointed to areas of alteration. The magnetic data concurrently collected assists in viewing subsurface features that contain greater magnetic susceptibility such as the metal sulphides that potentially host the gold found in the Handeni area. The survey further detected areas of high conductivity close to surface, a useful tool in defining alteration that may be associated with the Handeni gold deposits.

The Magambazi and Kwandege targets have been more clearly defined by this survey.

In addition to the 200 meter spaced line area covered, two newly generated targets created during this program were re-flown at 100 meter spacing while still remaining within the original budget.

The Company received preliminary-levelled data on a daily basis and interpretation of this data in combination with data collected during ground exploration and the on-going drilling program is being conducted. All final products are to be provided to Douglas Lake at the latest within 28 working days of collecting the final field data.

For further information please contact:

Douglas Lake Minerals Inc.
Sam Sangha, Investor Relations

(604) 642-6165

Suite 500 - 666 Burrard Street, Vancouver, British Columbia, Canada V6C 3P6 T +1.604.642.6165 - F +1.604.642.6168
www.douglaslakeminerals.com - Trading Symbol: DLKM

About Douglas Lake

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.douglaslakeminerals.com.

Safe Harbour Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Forward looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company's filings with the SEC, such as the ability to obtain additional financing, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.